Exhibit 99

News Release

ExxonMobil

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, TX 75039-2298

972 444 1107 Telephone

972 444 1138 Facsimile

CONTACT:  Prem Nair, ExxonMobil

     (703) 846-4467

FOR IMMEDIATE RELEASE

FRIDAY, JUNE 24, 2005

EXXONMOBIL TO TAKE A CHARGE IN ALLAPATTAH CASE

FAIRFAX, VA, June 24 -- In light of the Supreme Court's 5 to 4 decision Thursday to grant a lower Federal court the right to hear the claims of several thousand Exxon service station dealers who challenged a discount for cash program, Exxon Mobil Corporation announced today that it has determined to take an after-tax charge of $200 million which will be reflected in the Corporation's second quarter results.  This charge is in addition to an after-tax charge of $550 million that ExxonMobil took in the third quarter of 2004.

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